EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report of Vivos Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2018 (the “Report”), the undersigned, Michael Korenko, Chief Executive Officer of the Company, and L. Bruce Jolliff, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 22, 2018

/s/ Michael K. Korenko
Name:	Michael K. Korenko
Title:	Chief Executive Officer

/s/ L. Bruce Jolliff
Name:	L. Bruce Jolliff
Title:	Chief Financial Officer